UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Verastem, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Verastem, Inc.
117 Kendrick Street, Suite 500
Needham, MA 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Verastem, Inc. (the “Company” or “Verastem”) will be held on Tuesday, May 19, 2020, at 9:00 a.m. Eastern Time, at the Company’s offices, 117 Kendrick Street, Suite 500, Needham, Massachusetts 02494.

Proxy materials, which include a Notice of the Internet Availability of Proxy Materials, Proxy Statement and proxy card, accompany this letter. The enclosed proxy statement is first being mailed or made available to stockholders of Verastem, Inc. on or about April 8, 2020. At the Annual Meeting, you will be asked to consider and vote:

1.              To elect Timothy Barberich and Brian Stuglik as Class II directors, each for a three-year term;

2.              To approve an amendment to the Company’s restated certificate of incorporation, as amended, to provide for an increase in the total number of shares of common stock that the Company is authorized to issue from 200,000,000 shares to 300,000,000 shares (the “Charter Amendment”);

3.              To approve the Company’s Amended and Restated 2012 Incentive Plan (the “Amended 2012 Plan”) to increase the number of shares under the plan by 13,000,000 shares;

4.              To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020;

5.              To conduct an advisory vote on the compensation of our named executive officers; and

6.              To consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Each outstanding share of the Company’s common stock (Nasdaq: VSTM) entitles the holder of record at the close of business on March 23, 2020, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Company intends to hold the Annual Meeting in person. However, the Company is monitoring the emerging public health impact of the coronavirus (COVID-19) outbreak and is considering the possibility that the Annual Meeting may be held by means of remote communication, including, but not limited to, holding only a virtual meeting. If the Company determines it is necessary or appropriate to take any additional steps regarding how it conducts the Annual Meeting, the Company will announce the decision to do so in advance, details on how to participate in the Annual Meeting will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission will be available on the Company’s website at www.verastem.com/investors. The health and well-being of the Company’s stockholders, directors and employees is of primary importance to the Company. The Company will continue to monitor this situation, and as always, the Company encourages you to vote your shares by proxy prior to the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED IN THESE MATERIALS. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors

/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer

, 2020

Verastem, Inc.
117 Kendrick Street, Suite 500
Needham, MA 02494

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Tuesday, May 19, 2020 at 9:00 am Eastern Time

GENERAL INFORMATION

What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?

The Securities Exchange Commission (the “SEC”) rules allow companies to furnish proxy materials, including this proxy statement and our Annual Report, by providing access to these documents on the internet instead of mailing printed copies of our proxy materials to stockholders. On or about April 8, 2020, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions for accessing proxy materials on a website, for requesting, free of charge, electronic or printed copies of the proxy materials and how to submit a proxy electronically using the internet.

If you want a paper copy of the proxy materials for the Annual Meeting and for all future meetings, please follow the instructions in the Notice for requesting such materials. The electronic delivery option lowers costs and reduces the environmental impact of printing and distributing the materials.

How can I access the proxy materials over the internet?

You may view and download our proxy materials, including our 2019 Annual Report on Form 10-K, at https://materials.proxyvote.com/92337C. Please see the instructions below regarding how to submit your vote.

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

Our Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about April 8, 2020. You are receiving these proxy materials in connection with the solicitation by the Board of Directors of proxies to be voted at The Annual Meeting.

Who is soliciting my vote?

The Board of Directors of the Company (the “Board of Directors” or “Board”) is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The Company’s Board of Directors has fixed the record date for the Annual Meeting as of the close of business on March 23, 2020 (the “Record Date”).

How many votes can be cast by all stockholders?

A total of 158,604,929 shares of common stock of the Company were outstanding on March 23, 2020 and are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•                  By Internet. Access the website at www.proxyvote.com and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted, or your internet vote cannot be completed and you will receive an error message.

•                  By Telephone. Call 1-800-690-6903 toll-free and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted, or your telephone vote cannot be completed.

•                  By Mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the election as directors of the nominees named herein to the Company’s Board of Directors, FOR approval of an amendment to the Company’s restated certificate of incorporation, FOR approval of the Company’s Amended and Restated 2012 Incentive Plan to increase the number of shares under the plan by 13,000,000, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and FOR approval of the advisory vote on the compensation of our named executive officers, and will be voted according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the Annual Meeting and at all adjournments and postponements thereof.

•                  In Person at the Annual Meeting. If you attend the Annual Meeting, be sure to bring a form of personal photo identification with you, and you may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

•                  By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.

•                  By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•                  In Person at the Annual Meeting. If you attend the Annual Meeting, in addition to photo identification, you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the Record Date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Annual Meeting.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal No. 1: FOR election of each of the two Class II directors.

Proposal No. 2:  FOR approval of an amendment to the Company’s restated certificate of incorporation, as amended, to provide for an increase in the total number of shares of common stock that the Company is authorized to issue from 200,000,000 shares to 300,000,000 shares.

Proposal No. 3:  FOR approval of the Company’s Amended and Restated 2012 Incentive Plan to increase the number of shares under the plan by 13,000,000.

Proposal No. 4: FOR ratification of selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Proposal No. 5: FOR approval of the advisory vote on the compensation of our named executive officers.

Who pays the cost for soliciting proxies?

Verastem will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Verastem may solicit proxies by mail, personal interview, telephone, or via the internet through its officers, directors and other management employees, who will receive no additional compensation for their services.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Secretary of the Company in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility, or by attending the Annual Meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (i.e., shares represented at the Annual Meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

What vote is required to approve each item?

Proposal No. 1 — Election of Directors: Directors are elected by a plurality of votes cast. Because there is no minimum vote required, abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Proposal No. 2 — Charter Amendment: The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote is necessary for the approval of the Charter Amendment. Because a minimum vote is required, abstentions and broker non-votes will have the effect of a negative vote on this proposal.

Proposal No. 3 — Adoption of the Amended 2012 Plan: A majority of votes cast is necessary for the approval of the Amended 2012 Plan. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Proposal No. 4 — Ratification of Ernst & Young LLP: A majority of votes cast is necessary for ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Abstentions will have no direct effect on the outcome of this proposal.

Proposal No. 5 — Advisory Vote on the Compensation of our Named Executive Officers: Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this annual advisory vote, and the Compensation Committee of our Board of Directors, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers.

If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the proxy card to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.

Could other matters be decided at the Annual Meeting?

Verastem does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who should I call if I have any additional questions?

If you hold your shares directly, please call the Secretary of the Company at (781) 292-4200. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, MAY 19, 2020

This Proxy Statement and our 2019 Annual Report are available, free of charge, at https://materials.proxyvote.com/92337C

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with the Company’s restated certificate of incorporation, as amended, and bylaws, the Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years.  Timothy Barberich, Alison Lawton and Brian Stuglik are the Class II directors whose terms expire at the Annual Meeting. Ms. Lawton is not standing for re-election to the Board at the Annual Meeting and her term as a director will expire at the Annual Meeting. Mr. Barberich and Mr. Stuglik have been nominated for and each have agreed to stand for re-election to the Board of Directors to serve as Class II directors of the Company until the 2023 annual meeting of stockholders and until his successor is duly elected.

It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of the two nominees listed above as director nominees. Verastem has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, subject to compliance with applicable state and federal laws, including the filing of an amended proxy statement and proxy card, as applicable, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of Verastem, principal occupation and other biographical material is shown below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR EACH
OF THE NOMINEES FOR CLASS II DIRECTOR
(PROPOSAL NO. 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES

The following information regarding our directors is as of March 23, 2020. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

CLASS II DIRECTOR NOMINEES

Timothy Barberich, age 72, is a Class II director who has served as a member of our Board of Directors since March 2014. Mr. Barberich is founder and former Chairman and Chief Executive Officer of Sepracor Inc., a publicly traded, research-based, pharmaceutical company based in Marlborough, Massachusetts, which was acquired by Dainippon Sumitomo Pharma Co., Ltd. in 2009. He founded Sepracor in 1984 and served as Chief Executive Officer from 1984 to May 2007 and as Chairman of the Board from 1990 to 2009. Mr. Barberich has been Chairman of BioNevia Pharmaceuticals since June 2008 and Chief Executive Officer since 2014. He currently serves on the boards of directors of publicly traded GI Dynamics,and Frequency Therapeutics, Inc., and the privately held company, TScan Biotechnology Inc.  He also previously served on the boards of directors of Neurovance Inc, Inotek Pharmaceuticals, Inc., HeartWare, International, Inc., Tokai Pharmaceuticals, BioSphere Medical, Inc. and GeminX Pharmaceuticals until each company was acquired. Mr. Barberich has also served on the board of trustees of Boston Medical Center and the board of the Pharmaceutical Research and Manufacturers’ Association (PhRMA). Prior to founding Sepracor, Mr. Barberich spent 10 years as a senior executive at Bedford, Massachusetts-based Millipore Corporation. Mr. Barberich is a graduate of Kings College and holds a Bachelor’s of Science degree in Chemistry. The Board of Directors believes that Mr. Barberich’s qualifications to sit on the Board include his significant experience in the development and commercialization of pharmaceutical products, his leadership experience at other pharmaceutical companies and his service on other boards of directors.

Brian Stuglik R.Ph., age 60, is a Class II Director who has served as our Chief Executive Officer since July 2019 and as a member of our Board of Directors since September 2017. Mr. Stuglik founded Proventus Health Solutions in January 2016 and has over three decades of experience in U.S. and international pharmaceutical development, product strategy, and commercialization. Prior to founding Proventus Health Solutions, Mr. Stuglik served as the Vice President and Chief Marketing Officer for the oncology division of Eli Lilly and Company, from 2009 to December 2015. Mr. Stuglik received a Bachelor of Science in Pharmacy from Purdue University and holds memberships in the American Society of Clinical Oncology, the American Association of Cancer Research, and the International Association for the Study of Lung Cancer.

DIRECTORS NOT STANDING FOR ELECTION AT THE ANNUAL MEETING AND CONTINUING IN OFFICE

Michael Kauffman M.D., age 56, is a Class I director who has served as a member of our Board of Directors since November 2012. Dr. Kauffman has been the President and Chief Executive Officer of Karyopharm Therapeutics Inc., a publicly traded biotechnology company, since January 2011 and was a Science Advisor to Bessemer Venture Partners from 2008 to 2011. Dr. Kauffman was the Chief Medical Officer of Onyx Pharmaceuticals, Inc., a publicly traded biotechnology company, from November 2009 until December 2010. Dr. Kauffman was the Chief Medical Officer of Proteolix, Inc., a privately held pharmaceutical company, from April 2009 until November 2009, when it was acquired by Onyx Pharmaceuticals, Inc. From September 2002 until July 2008, Dr. Kauffman was the President and Chief Executive Officer of EPIX Pharmaceuticals, Inc., a publicly traded biotechnology company that underwent liquidation proceedings in 2009. Dr. Kauffman joined Predix Pharmaceuticals, Inc., the predecessor to EPIX, in September 2002, as President and Chief Executive Officer. From 1997 to 2002, he held a number of senior medical and program leadership positions at Millennium Pharmaceuticals, Inc., then a publicly traded biotechnology company, including Vice President, Medicine and VELCADE Program Leader as well as co-founder and Vice President of Medicine at Millennium Predictive Medicine, a wholly-owned subsidiary of Millennium. Dr. Kauffman also served as Medical Director at Biogen Corporation (now Biogen, Inc., a publicly traded biotechnology company). Dr. Kauffman has served on the board of directors of Karyopharm Therapeutics, Inc. since January 2011.  He also currently serves on the boards of directors of Infinity Pharmaceuticals and Kezar Biosciences.  He previously served on the boards of directors of Zalicus, Inc., EPIX and Predix. Dr. Kauffman received an M.D. and Ph.D. in molecular biology and biochemistry from Johns Hopkins University and holds a B.A. in biochemistry from Amherst College. Dr. Kauffman trained in Internal Medicine at Beth Israel Deaconess and Massachusetts General Hospitals, and is board certified in internal medicine. The Board of Directors believes that Dr. Kauffman’s qualifications to sit on the Board include the combination of his significant business, clinical development and leadership experience at public life sciences companies and his medical and scientific background.

Eric Rowinsky M.D., age 63, is a Class I director who has served as a member of our Board of Directors since May 2017. Dr. Rowinsky has been the Executive Director and President of RGenix, Inc. since June 2016. He also has served as the Chief Scientific Officer of Clearpath Development Co. since June 2016. Prior to this, Dr. Rowinsky served as the Head of Research and Development, Chief Medical Officer and Executive Vice President of Stemline Therapeutics, Inc. from February 2011 to January 2016. In 2010, Dr. Rowinsky co-founded Primrose Therapeutics and became its Chief Executive Officer, until it was acquired in 2011. From 2005 to 2010, he served as the Chief Medical Officer and Executive Vice President of Clinical Development and Regulatory Affairs of ImClone Systems Incorporated, a life sciences company focused on monoclonal antibodies, which was acquired by Eli Lilly and Company. Previous to that, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center’s Institute of Drug Development, including Director of the Institute and SBC Endowed Chair for Early Drug Development. Prior to that, he served as Clinical Professor of Medicine in the Division of Medical Oncology at the University of Texas Health Science Center at San Antonio and as Associate Professor of Oncology at the Johns Hopkins University School of Medicine. Since 2011, Dr. Rowinsky has served on the boards of directors of Biogen Idec, Inc, Kitov Pharmaceuticals, Inc., and Fortress Biosciences, Inc., and formerly served on the board of directors of BIND Therapeutics, prior to its acquisition by Pfizer, and Navidea Biopharmaceuticals, Inc. Dr. Rowinsky received a B.A. degree in Liberal Arts from New York University and earned his M.D. from Vanderbilt University. The Board of Directors believes that Dr. Rowinsky’s qualifications to sit on the Board include his extensive research and drug development experience, oncology expertise, corporate strategy experience, and broad scientific and medical knowledge.

Gina Consylman, age 48, is a Class III director who has served as a member of our Board of Directors since October 2018. Ms. Consylman has been the Senior Vice President, Chief Financial Officer of Ironwood Pharmaceuticals, Inc. (“Ironwood”) since November 2017. Previously, she served as interim Chief Financial Officer from September 2017 to November 2017, and as Vice President of Finance and Chief Accounting Officer from August 2015 to November 2017. Ms. Consylman also served as Ironwood’s Vice President, Corporate Controller and Chief Accounting Officer from June 2014 to July 2015. She has more than 25 years of experience in corporate finance, accounting and tax. Prior to joining Ironwood, Ms. Consylman was Vice President, Corporate Controller and Principal Accounting Officer at Analogic Corporation (acquired by funds affiliated with Altaris Capital Partners, LLC) from February 2012 to June 2014, then a publicly-held healthcare and security technology solutions company, where she oversaw the company’s global accounting and treasury teams. Prior to her work at Analogic, Ms. Consylman served as Senior Director, Corporate Accounting at Biogen, Inc. from November 2009 to February 2012, where she led the accounting teams for the corporate and U.S. commercial business units, and various other finance and accounting roles, including Corporate Controller at Varian Semiconductor Equipment Associates, Inc. (acquired by Applied Materials, Inc.). Ms. Consylman, a Certified Public Accountant, began her career in public accounting at Ernst & Young LLP. She holds a B.S. in accounting from Johnson & Wales University and a M.S. in taxation from Bentley University. The Board of Directors believes that Ms. Consylman’s qualifications to sit on the Board include her significant financial, accounting and management expertise, as well as her experience within the pharmaceutical and biotechnology industries.

Bruce Wendel, age 66, is a Class III director who has served as a member of our Board of Directors since June 2016. Mr. Wendel has been Chief Strategic Officer of Hepalink USA, the U.S. subsidiary of Shenzhen Hepalink Pharmaceutical Company until July 17, 2018. Prior to this, Mr. Wendel served as Vice Chairman and Chief Executive Officer of Abraxis BioScience, LLC, from January 2010 to December 2010, where he oversaw the development and commercialization of Abraxane®. He also led the negotiations that culminated in the acquisition of Abraxis by Celgene in a deal valued at over $2.9 billion. Prior to Abraxis, Mr. Wendel served in business and corporate development roles of increasing responsibility at American Pharmaceutical Partners, IVAX Corporation and Bristol-Myers Squibb. Mr. Wendel earned a juris doctorate degree from Georgetown University Law School, and a B.S. from Cornell University. The Board of Directors believes that Mr. Wendel’s qualifications to sit on the Board include his experience building companies and bringing oncology drugs to the market, his oversight of the development and commercialization of Abraxane®, and his life sciences industry experience and knowledge.

DIRECTOR NOT STANDING FOR ELECTION AT THE ANNUAL MEETING AND NOT CONTINUING IN OFFICE

Alison Lawton, age 58, is a Class II director who has served as a member of our Board of Directors since November 2012. Ms. Lawton has been the Chief Executive Officer, President and Director of Kaleido Biosciences, Inc. (Kaleido) since 2018. She previously served as President and Chief Operating Officer of Kaleido, beginning in December 2017. Ms. Lawton was Chief Operating Officer at Aura Biosciences, Inc. from 2015 to 2017.  Ms. Lawton also served as Chief Operating Officer at OvaScience Inc., a life sciences company, from January 2013 to January 2014. In addition, from 2014 to 2017, Ms. Lawton served as a biotech consultant for various companies, including as Chief Operating Officer consultant at X4 Pharmaceuticals. Ms. Lawton worked at various positions of increasing responsibility at Genzyme Corporation (Genzyme) and subsequently at Sanofi-Aventis, following its 2011 acquisition of Genzyme, each a global biopharmaceutical company. Ms. Lawton served as head of Genzyme Biosurgery, where she was responsible for Genzyme’s global orthopedics, surgical and cell therapy and regenerative medicine businesses. Prior to that, Ms. Lawton oversaw Global Market Access at Genzyme, which included Regulatory Affairs, Global Health Outcomes and Strategic Pricing, Global Public Policy and Global Product Safety & Risk Management. Before joining Genzyme, Ms. Lawton worked for seven years in the United Kingdom at Parke-Davis, a pharmaceutical company. Ms. Lawton serves on the board of directors of ProQR Therapeutics, a public biopharmaceutical company. She also has served on the boards of directors of CoLucid Pharmaceuticals, Inc. until its acquisition by Eli Lilly & Co. and of Cubist Pharmaceuticals until its acquisition by Merck & Co., Inc. She is past President and Chair of the Board of Regulatory Affairs Professional Society and past FDA Advisory Committee member for the Cell and Gene Therapy Committee. She earned her B.Sc. in Pharmacology, with honors, from King’s College London.

BOARD OF DIRECTORS AND ITS COMMITTEES

The following table describes which directors serve on each of the committees of the Board of Directors.

Name	Nominating & Corporate Governance Committee	Compensation Committee	Audit Committee
Timothy Barberich		X	X
Gina Consylman			X(1)
Michael Kauffman, M.D., Ph.D.		X	X
Alison Lawton	X	X
Eric Rowinsky, M.D.	X
Brian Stuglik
Bruce Wendel	X

(1) Our Board of Directors has determined that Gina Consylman is an “audit committee financial expert” as defined in the applicable SEC rules.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Director Independence

As required by the listing standards of The Nasdaq Global Market (“Nasdaq”), the Board of Directors has affirmatively determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each of our directors and nominees for director other than Brian Stuglik, our Chief Executive Officer, is independent. To make this determination, our Board of Directors reviews all relevant transactions or relationships between each director and Verastem, its senior management and its independent registered public accounting firm. During this review, the Board considers whether there are any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. The Board consults with Verastem’s outside corporate counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Board Meetings and Attendance

The Board of Directors held 11 meetings during the year ended December 31, 2019. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2019 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). Mr. Forrester, our former President and Chief Executive Officer, attended our 2019 annual meeting of stockholders to represent the Board at the meeting.

Board Committees

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees, each of which is comprised solely of independent directors, and is described more fully below. Each committee operates pursuant to a written charter and each committee periodically reviews and assesses the adequacy of its charter. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are all available on our website (www.verastem.com) under “About Us” at “Corporate Governance.”

Audit Committee

Ms. Consylman is the chair and Mr. Barberich and Dr. Kauffman are the other members of the Audit Committee. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each member of the Audit Committee is “independent” within the meaning of the rules and regulations of Nasdaq and the SEC. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that Ms. Consylman is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

The primary responsibilities of the Audit Committee include: (a) appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm, (b) overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm, (c) reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures, (d) monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics, (e) overseeing our risk assessment and risk management policies, (f) meeting independently with our independent registered public accounting firm and management, (g) reviewing and approving or ratifying any related person transactions, (h) overseeing our compliance program, processing any complaints and assisting in conducting internal and external investigations if necessary, and (i) preparing the audit committee report required by SEC rules. All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by the Audit Committee.

During the year ended December 31, 2019, the Audit Committee met four times. The report of the Audit Committee is included in this proxy statement under “Audit Committee Report.”

Compensation Committee

Mr. Barberich is the chair and Dr. Kauffman and Ms. Lawton are the other members of the Compensation Committee. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each member of the Compensation Committee is “independent” within the meaning of the rules and regulations of Nasdaq. In addition, each member qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and is a “non-employee director” within Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

The primary responsibilities of the Compensation Committee include: (a) annually reviewing and approving corporate goals, objectives and recommendations to our Board relevant to the compensation of executive officers, (b) overseeing and administering our cash and equity incentive plans, and (c) reviewing and making recommendations to our Board with respect to director compensation.

The Compensation Committee engaged Pearl Meyers & Partners, LLC, an independent compensation consultant, to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. Although the Board of Directors and Compensation Committee consider the advice and recommendation of independent compensation consultants as to our executive compensation program, the Board of Directors and Compensation Committee ultimately make their own decisions about these matters.

During the year ended December 31, 2019, the Compensation Committee met four times.

Nominating and Corporate Governance Committee

Dr. Rowinsky is the chair and Mr. Wendel and Ms. Lawton are the other members of the Nominating and Corporate Governance Committee. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the rules and regulations of Nasdaq.

The primary responsibilities of the Nominating and Corporate Governance Committee include: (a) identifying individuals qualified to become members of our Board, (b) recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees, (c) reviewing and making recommendations to our Board with respect to our Board leadership structure, (d) reviewing and making recommendations to our Board with respect to management succession planning, (e) developing and recommending to our Board corporate governance principles, and (f) overseeing an annual self-evaluation by our Board.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Verastem and the composition of the Board of Directors. Additionally, neither the Nominating and Corporate Governance Committee nor the Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees; however, both may consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board of Directors at that time, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth.

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. Candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates.

During the year ended December 31, 2019, the Nominating and Corporate Governance Committee met two times.

Board of Directors Leadership Structure

Dr. Kauffman, an independent member of our Board of Directors, has served as the Lead Director of our Board of Directors since June 2016. The independent members of the Board of Directors periodically review the Board’s leadership structure and have determined that Verastem and our stockholders are well served with the current structure.

The Board of Directors provides oversight of our management and affairs. Dr. Kauffman, as the Lead Director, presides over the meetings of the independent directors and also serves as a member of the Compensation and Audit Committees. Dr. Kauffman’s leadership encourages open discussion and deliberation, with a thoughtful evaluation of risk, to support the Board’s decision-making. Dr. Kauffman’s leadership also encourages communication among the directors, and between management and the Board of Directors, to facilitate productive working relationships.

The Board of Director’s Role in Risk Oversight

The Board of Directors plays an important role in risk oversight through direct decision-making authority with respect to significant matters as well as through the oversight of management by the Board of Directors and its committees.  While the Chief Executive Officer and other members of our senior leadership team are responsible for the day to day management of risk, our Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right tone at the highest level of the organization by overseeing our risk profile and assisting management in addressing specific risks (e.g., strategic and competitive risks, financial risks, brand and reputation risks, legal and compliance risks, regulatory risks, operational risks, and cybersecurity risks).

In particular, the Board of Directors administers its risk oversight function through (a) the review and discussion of regular periodic reports by the Board of Directors and its committees on topics relating to the risks that we face, (b) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions, (c) the direct oversight of specific areas of our business by the Audit, Compensation, and Nominating and Corporate Governance Committees, and (d) regular periodic reports from our independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting our Company to the attention of the Board of Directors or relevant committees of the Board of Directors.

The Audit Committee is responsible for reviewing and discussing with management and the independent registered public accounting firm, our system of internal controls, our critical accounting practices, and policies relating to risk assessment and management. As part of this process, the Audit Committee discusses our major financial risk exposures and steps that management has taken to monitor and control such exposure. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters. In addition, the Audit Committee oversees the status of the compliance program (policies, training, monitoring and audit of the Company) to ensure adherence to the applicable legal and regulatory standards and to the Code of Business Conduct and Ethics where there may be a material impact on the organization.   The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices may increase or decrease risk for the Company.  The Nominating and Corporate Governance Committee oversees risks related to corporate governance matters and manages risks associated with the independence of our Board, potential conflicts of interest, and the effectiveness of the Board.

Because of the role of the Board of Directors and its committees in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

NON-EMPLOYEE DIRECTOR COMPENSATION

Under our non-employee director compensation policy, each non-employee director receives an annual base retainer of $45,000. In addition, our non-employee directors were entitled to receive the following cash compensation for Board services in fiscal 2019, as applicable:

Board and Committee Positions	Fees
Lead Director	$25,000
Audit Committee Chairperson	$20,000
Audit Committee Member	$10,000
Compensation Committee Chairperson	$15,000
Compensation Committee Member	$7,000
Nominating and Corporate Governance Committee Chairperson	$10,000
Nominating and Corporate Governance Committee Member	$5,000

All amounts are paid in quarterly installments.

In addition, our non-employee directors receive stock options as compensation for their service on our Board of Directors. Newly appointed non-employee directors receive a one-time initial award of an option to purchase 50,000 shares of our common stock, which vests monthly over a one-year period subject to the director’s continued service on the Board of Directors. Thereafter, each non-employee director who was serving on the Board of Directors as of the prior year’s annual meeting of the Company’s stockholders receives an annual award of an option to purchase shares of our common stock, which vests monthly over a one-year period, subject to the director’s continued service on the Board of Directors (the Annual Grant). Additionally, each non-employee director who has served 12 months on the Board of Directors as of the date of the annual meeting of the Company’s stockholders, but has not yet received an Annual Grant, also receives a pro-rated grant (based on the Annual Grant for such year) to reflect the time such director has served on the Board of Directors since the 12-month anniversary of the commencement of such director’s service; such grant vests monthly over a one-year period, subject to the director’s continued service on the Board of Directors. In 2019, the Annual Grant consisted of options to purchase 25,000 shares of our common stock.

Mr. Stuglik, our Chief Executive Officer, received compensation for his service as a director until he was appointed as our Chief Executive Officer in July 2019. As our Chief Executive Officer, Mr. Stuglik does not receive compensation for his service as a director. Mr. Stuglik’s compensation is described under the heading “Named Executive Officer Compensation” below.

2019 Director Compensation

The following table summarizes the compensation paid to or earned by our directors during the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Timothy Barberich	65,000	32,157	97,157
Gina Consylman	65,000	6,608	71,608
Michael Kauffman, M.D., Ph.D.	87,000	32,157	119,157
Alison Lawton	52,000	32,157	84,157
Eric Rowinsky, M.D.	55,000	32,157	87,157
Bruce Wendel	50,000	32,157	82,157

(1)                                 Amounts shown represent the aggregate grant date fair value of stock option awards granted to the director and calculated in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 (FASB ASC Topic 718). For information regarding assumptions underlying the value of stock awards, see Note 11 to our financial statements and the discussion under Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates—Stock-Based Compensation,” of our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)                                 The number of stock options awarded to any non-employee director who received a grant during 2019 was 25,000 options, with the exception of Ms. Consylman who received 5,137 stock options to reflect a portion of the time she served on the Board of Directors during 2019. As of December 31, 2019, the aggregate number of stock options held by each non-employee director was as follows: Mr. Barberich, 172,597 stock options; Ms. Consylman, 55,137 stock options; Dr. Kauffman, 186,976 stock options; Ms. Lawton, 186,976 stock options; Dr. Rowinsky, 100,891 stock options; and Mr. Wendel, 125,000 stock options.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Verastem audited financial statements for the year ended December 31, 2019, and has discussed these statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Verastem management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Ernst & Young LLP is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young LLP all communications required under the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission, including the matters required to be discussed by Ernst & Young LLP with the Audit Committee.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required under the PCAOB, which requires that independent registered public accounting firms annually disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young LLP its independence from Verastem.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Verastem Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

Respectfully submitted by the
Audit Committee,

Gina Consylman, Chair

Timothy Barberich

Michael Kauffman

PROPOSAL NO. 2—AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

The Company is asking stockholders to approve an amendment to the Company’s restated certificate of incorporation, as amended, in the form attached hereto as Appendix A (the “Charter Amendment”). The Charter Amendment increases the number of authorized shares of common stock from two hundred million (200,000,000) shares to three hundred million (300,000,000) shares. On March 24, 2020, the Board of Directors approved the Charter Amendment, subject to stockholder approval, and directed that the Charter Amendment be submitted to a vote of the Company’s stockholders at the Annual Meeting. The Board of Directors has determined that the Charter Amendment is in the best interests of the Company and its stockholders and recommends approval by the stockholders.

The current restated certificate of incorporation, as amended (the “Current Charter”), authorizes the issuance of up to 200,000,000 shares of common stock, par value of $0.0001 per share (the “Common Stock”). As of the close of business on March 23, 2020, 158,604,929 shares of Common Stock were outstanding. In addition, as of the close of business on March 23, 2020, the Company had 11,738,617 shares of Common Stock subject to outstanding stock options granted under the Amended and Restated 2012 Incentive Plan, 536,540 outstanding restricted stock units granted under the Amended and Restated 2012 Incentive Plan, 2,330,721 shares of Common Stock reserved for issuance under the Amended and Restated 2012 Incentive Plan, 68,571 shares of Common Stock subject to outstanding stock options granted under the Company’s 2010 Equity Incentive Plan, 2,612,273 shares of Common Stock subject to outstanding stock options granted under inducement awards, 30,000 outstanding restricted stock units granted under inducement awards, 1,635,610 shares of Common Stock reserved for issuance under the inducement plan, and 1,431,158 shares of Common Stock reserved under the Company’s Employee Stock Purchase Plan. On March 25, 2020, a portion of the Company’s convertible notes converted into 3,751,515 shares of Common Stock. After conversion, 4,542,534 shares of Common Stock remain reserved for issuance for the potential conversion of the Company’s convertible notes into Common Stock. This means that as of March 23, 2020 and including the 3,751,515 shares of Common Stock issued upon conversion of the Company’s convertible notes on March 25, 2020, the Company had 12,717,532 shares of Common Stock available for corporate purposes. The Current Charter also authorizes the issuance of 5,000,000 shares of preferred stock, though no shares of preferred stock are issued and outstanding as of March 23, 2020. The Charter Amendment will not increase or otherwise affect the Company’s authorized preferred stock or otherwise affect any other provisions of the Current Charter.

Purpose of the Charter Amendment

The Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future potential business needs.

With the exception of the Company’s routine practice of granting stock options to employees and directors, the Company has no current specific plan, commitment, arrangement, understanding, or agreement regarding the issuance of the additional shares of Common Stock resulting from the proposed increase in authorized shares. The additional shares of Common Stock will be available for issuance by the Board of Directors for various corporate purposes, including but not limited to, grants under employee stock plans or to new employees as inducement awards, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, business combinations, stock splits, stock dividends, as well as other general corporate transactions.

Possible Effects of the Charter Amendment and Additional Anti-takeover Consideration

If the Charter Amendment is approved, the additional authorized shares of Common Stock would be available for issuance at the discretion of the Board of Directors and without further stockholder approval, except as may be required by law or the rules of Nasdaq.

The additional shares of authorized Common Stock would have the same rights and privileges as the shares of Common Stock currently issued and outstanding. The adoption of the Charter Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Shares of Common Stock issued otherwise than for a stock split may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Common Stock. The Common Stock carries no preemptive rights to purchase additional shares of Common Stock.

The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of our stock.

The Company has not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

If the Company’s stockholders approve the Charter Amendment, the Board of Directors will have authority to file with the Secretary of State of Delaware the Charter Amendment. The Charter Amendment will become effective on the date it is filed. The Board of Directors reserves the right to abandon or delay the filing of the Charter Amendment even if it is approved by our stockholders. The Charter Amendment is attached to this proxy statement as Appendix A.

None of Delaware law, the Current Charter, nor the Company’s bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, the Company’s stockholders will have no right to dissent and obtain payment for their shares.

Required Vote

The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the Charter Amendment. Accordingly, abstentions and broker non-votes will have the effect of a negative vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR”
THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO PROVIDE FOR AN INCREASE IN THE TOTAL NUMBER OF SHARES OF COMMON STOCK
THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 200,000,000 SHARES
TO 300,000,000 SHARES
(PROPOSAL NO. 2 ON YOUR PROXY CARD)

PROPOSAL NO. 3—APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2012 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES UNDER THE PLAN

At the Annual Meeting, stockholders will be asked to approve the adoption of the Company’s Amended and Restated 2012 Incentive Plan adopted by our Board of Directors on March 24, 2020 (the “Amended 2012 Plan”). The Company’s 2012 Incentive Plan (the “2012 Plan”) was originally adopted by our Board of Directors in December 2011 and approved by our stockholders in January 2012, with an amendment and restatement thereof approved by our Board of Directors in January 2018 to provide that the total tax withholding where stock is being used to satisfy tax obligations may be up to the maximum amount consistent with the award being eligible for equity accounting treatment under the applicable accounting rules, and an amendment and restatement thereof approved by our Board of Directors in November 2018 and by our stockholders in December 2018 to increase the number of shares of our common stock available for issuance pursuant to awards under the 2012 Plan by 6,250,000 shares.

The 2012 Plan initially allowed the Company to grant awards for up to 3,428,571 shares of our common stock, plus the number of shares of our common stock available for grant under our 2010 Equity Incentive Plan (the “2010 Plan”) as of the effectiveness of the 2012 Plan (which was an additional 30,101 shares), plus that number of shares of our common stock related to awards outstanding under the 2010 Plan that terminate by expiration, forfeiture, cancellation or otherwise. The 2012 Plan originally included an “evergreen provision” that allowed for an annual increase in the number of shares of our common stock available for issuance under the 2012 Plan. The annual increase was added on the first day of each year beginning in 2013, and was equal to the lowest of 1,285,714 shares of our common stock, 4.0% of the number of shares of our common stock outstanding on such date, and an amount determined by our Board of Directors. On December 18, 2018, our stockholders approved an amendment to increase the number of shares under the 2012 Plan by 6,250,000, for a total of 16,628,425 shares (including 140,910 shares of our common stock related to awards that were outstanding under the 2010 Plan and which terminated by expiration, forfeiture, cancellation or otherwise) and to remove the evergreen provision. As of March 15, 2020, 2,257,890 shares were available for issuance under the 2012 Plan.

As discussed further below, stockholders are being asked to approve the adoption of the Amended 2012 Plan to enable us to increase the number of shares of our common stock available for issuance pursuant to awards under the plan by 13,000,000 shares, for a total of 29,628,425 shares (including 140,910 shares of our common stock related to awards that were outstanding under the 2010 Plan and which terminated by expiration, forfeiture, cancellation or otherwise). Equity grants are an essential element of the Company’s compensation program. Stockholder approval of the Amended 2012 Plan would allow us to continue to use equity incentives to attract and retain high quality and high performing directors, executives, and other employees. Our Board of Directors approved the Amended 2012 Plan and the additional shares of our common stock authorized for issuance under it based upon its review and consideration of:

•                  the Company’s historic rates of equity award issuances;

•                  the dilutive impact to stockholders; and

•                  advice provided by Pearl Meyers & Partners, LLC, the independent consultant of the compensation committee of our Board of Directors (the “Compensation Committee”).

Our Board of Directors believes that equity awards have been, and will continue to be, a critical part of our total compensation program and allow us to attract and retain the key talent needed to effectively compete in our industry, incentivize superior results and long-term value creation, and align the interests of our employees with those of our stockholders. In addition, we believe that equity ownership fosters an ownership mindset by allowing employees to take part in the successes of the Company.

Our Board of Directors believes that the Amended 2012 Plan will promote the interests of our stockholders and is consistent with principles of good corporate governance, including the following:

•                  No Evergreen Provision. The Amended 2012 Plan does not contain an evergreen provision. The Amended 2012 Plan authorizes a fixed number of shares and, as a result, requires stockholder approval to issue any additional shares pursuant to awards under the plan. This gives our stockholders the opportunity to provide direct input on our equity compensation programs.

•                  No Liberal Share-Recycling. Shares underlying stock options and other awards delivered under the Amended 2012 Plan will not be recycled into the share pool if they are withheld in satisfaction of tax withholding obligations or the exercise or purchase price of the award.

•                  Limitations on Awards. The Amended 2012 Plan limits the number of stock options, stock appreciation rights (“SARs”), and other awards that may be granted to plan participants in any calendar year.

•                  No Discounted Stock Options or SARs. All stock options and SARs granted under the Amended 2012 Plan must have a per share exercise price or base value that is not less than the fair market value of the underlying shares on the date of grant.

•                  No Repricing. Other than in connection with certain corporate transactions or changes to our capital structure, the Amended 2012 Plan prohibits the repricing of stock options or SARs without obtaining stockholder approval.

Our three-year historic rate of equity award issuances (referred to as our “burn rate” or our “usage rate”) under the 2012 Plan — the number of shares granted in each of the past three fiscal years divided by the weighted shares of our common stock outstanding at year-end — is  5.8%. Our three-year usage rate under the 2012 Plan and taking into account inducement awards is 8.3%. We believe that our historic usage rate is reasonable in our industry, especially given our broad-based use of equity awards to compensate our employees. We will continue to monitor our equity use in future years to ensure our usage rate is within competitive market norms. Based on a review of the remaining shares available for grant under the 2012 Plan, the number of equity awards outstanding under the 2012 Plan and the 2010 Plan (under which we cannot grant additional awards but under which certain awards remain outstanding), our historic usage rate, and current and proposed plan features, our Board of Directors approved the increased share pool under the Amended 2012 Plan.

Existing Equity Plan Information

In fiscal year 2019, the Company granted stock options covering a total of 7,633,852 shares and 726,704 restricted stock unit awards under the 2012 Plan. Our fiscal year 2019 usage rate under the 2012 Plan was determined to be 11.2%. Our fiscal year 2019 usage rate under the 2012 Plan and taking into account inducement awards is 12.2%.

As of March 15, 2020, our 2012 Plan had 2,257,890 shares of our common stock available for grant as equity awards. If the Amended 2012 Plan is approved, the total number of shares of our common stock that will be available for future awards under the Amended 2012 Plan will be 15,257,890, which is the sum of 13,000,000 shares plus the number of shares currently available under the 2012 Plan. If the stockholders do not approve the Amended 2012 Plan, the Amended 2012 Plan will not become effective and additional awards will only be granted from the shares currently available under the 2012 Plan.

Potential Dilution

The following table provides information regarding the number of shares subject to each type of outstanding award under the 2012 Plan and the 2010 Plan, the number of shares of our common stock available for future awards under the 2012 Plan and the Verastem, Inc. Employee Stock Purchase Plan (the “ESPP”), the number of additional shares that would be available for future awards under the Amended 2012 Plan, if approved by stockholders, and the dilutive impact of each to our stockholders as of March 15, 2020.

	Number of shares	As a percentage of stock outstanding
Outstanding stock options	11,877,168	7.5%
Outstanding restricted stock units	539,391	0.3%
Total shares subject to outstanding awards under the 2012 Plan and the 2010 Plan	12,416,559	7.8%
Total shares available for future awards under the 2012 Plan and the ESPP	3,689,048	2.4%
Total shares subject to outstanding awards under the 2012 Plan and the 2010 Plan or available for future awards under the 2012 Plan or the ESPP	16,105,607	10.2%
Proposed additional shares available for future awards under the Amended 2012 Plan	13,000,000,000	8.2%
Total potential dilution	29,105,607	18.4%

As indicated by the numbers in the table above, as of March 15, 2020, prior to the date on which our Board of Directors adopted the Amended 2012 Plan, the potential dilution under the 2012 Plan, the ESPP and the 2010 Plan was 10.2%. If the Amended 2012 Plan is approved by our stockholders, our potential dilution will be 18.4%.

Supplemental Equity Compensation Plan Information

The following table provides information on the Company’s equity compensation plans as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders(1)	14,219,608	$3.62	2,827,494	(3)
Equity compensation plans not approved by security holders(2)	3,608,183	$5.47	2,723,067
Total	17,827,863	$4.00	5,550,561

(1)                                 Includes information regarding the 2012 Plan, the ESPP and the 2010 Plan.

(2)                                 Includes stock options granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company. The terms of these stock options are consistent with stock options granted under the Company’s 2012 Plan. The number of shares remaining available for future issuance reflects shares reserved by the Board of Directors for future issuance to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company.

(3)                                 Excludes the Amended 2012 Plan, which is subject to stockholder approval in accordance with this Proposal No. 3.

Reasons for Seeking Stockholder Approval

Our Board of Directors believes that the ability to grant equity compensation to all employees has been, and will continue to be, essential to the Company’s ability to attract and retain the highest quality and highest performing employees and directors. Our Board of Directors also believes that equity compensation motivates our employees, including our executive officers, and our directors to contribute to the achievement of our corporate objectives and encourages the alignment of their interests with the interests of our stockholders. After a review of its routine historical practice and an estimation of the Company’s future growth, the Company believes that the availability of 13,000,000 additional shares of our common stock under the Amended 2012 Plan would provide a sufficient number of shares to enable the Company to continue to make awards at historical average annual rates for the next two years.

Summary of the Amended 2012 Plan

The following summary describes the material terms of the Amended 2012 Plan. This summary of the Amended 2012 Plan is not a complete description of all provisions of the Amended 2012 Plan and is qualified in its entirety by reference to the Amended 2012 Plan, in the form attached hereto as Appendix B.

Purpose

The purpose of the Amended 2012 Plan is to advance the interests of our stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders.

Administration

Pursuant to the terms of the Amended 2012 Plan, our Board of Directors administers the plan and, subject to any limitations in the Amended 2012 Plan, our Board of Directors has the authority to (1) grant awards; (2) adopt, amend and repeal such administrative rules, guidelines and practices relating to the Amended 2012 Plan as it deems advisable; (3) construe and interpret the terms of the Amended 2012 Plan and any award agreements entered into under the Amended 2012 Plan; and (4) correct any defect, supply any omission or reconcile any inconsistency in the Amended 2012 Plan or any award issued thereunder. Our Board of Directors may delegate its authority to one of its committees or one or more of its members, and, to the extent permitted by law, our officers. As used in this summary, the term “Administrator” refers to our Board of Directors and its authorized delegates, as applicable.

Our Board of Directors has delegated authority to our Chief Executive Officer to grant awards under our Amended 2012 Plan. Under this delegation, our Chief Executive Officer has the power to make awards to all of our employees, except himself, any other executive officer and any other person that our Board of Directors or Compensation Committee may from time to time designate in writing as not being eligible. Our Chief Executive Officer is not authorized to grant options for more than 2,450,000 shares of our common stock in the aggregate and is required to maintain a list of the options granted pursuant to this authority and report to our Compensation Committee upon request. The exercise price of such options is equal to the closing price of our common stock on the date of grant.

Eligibility

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the Amended 2012 Plan. However, incentive stock options may only be granted to our employees. As of March 15, 2020, approximately 109 employees, six directors and six consultants and advisors would be eligible to participate in the Amended 2012 Plan, including all of our executive officers.

Authorized Shares

Subject to adjustment as described below, the number of shares of our common stock that are reserved for issuance under the Amended 2012 Plan, including upon the exercise of incentive stock options, is 29,628,425 (including 140,910 shares of our common stock related to awards that were outstanding under the 2010 Plan and which terminated by expiration, forfeiture, cancellation or otherwise).

Shares of our common stock underlying any award made under the 2012 Plan to the extent the award (1) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of our common stock subject to such award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (2) results in any our common stock not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash) become available for issuance again under the Amended 2012 Plan. Shares of our common stock that are retained or withheld by or delivered to the Company to satisfy any purchase or exercise price or tax withholding obligation are treated as issued under the Amended 2012 Plan. SARs that may be settled only in cash are not counted for purposes of determining the number of shares available for grant under the Amended 2012 Plan. If the Company grants a SAR in tandem with an option for the same number of shares of our common stock and provides that only one such award may be exercised, only the shares covered by the option, and not the shares covered by the tandem SAR, will be counted for purposes of determining the number of shares available for grant under the Amended 2012 Plan, and the expiration of one in connection with the other’s exercise will not restore shares to the Amended 2012 Plan.

Individual Limits

The maximum number of shares of our common stock with respect to which awards may be granted to any participant under the Amended 2012 Plan is 1,142,857 per calendar year. For purposes of this limit on the maximum number of shares that may be awarded to any participant, the combination of an option in tandem with a SAR will be treated as a single award. The maximum amount of cash awards which may be granted to any participant under the Amended 2012 Plan pursuant to performance awards is $5,000,000 per calendar year.

Types of Awards

The Amended 2012 Plan provides for the grant of incentive stock options, non-statutory stock options, SARs, restricted stock awards, restricted stock units and other stock-based or cash awards. Dividends or dividend equivalents may also be provided in connection with awards under the Amended 2012 Plan.

•                  Stock options and SARs. The Administrator may grant stock options, including incentive stock options, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the Amended 2012 Plan may not be less than 100% of the fair market value of a share on the date of grant. Other than in connection with certain changes in capitalization or reorganization events, stock options and SARs granted under the Amended 2012 Plan may not be repriced, amended to provide for a lower exercise price or base value, or substituted for new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the fair market value of a share on the date of such cancellation, in each case, without stockholder approval. Each stock option and SAR will have a maximum term of not more than ten years from the date of grant.

•                  Restricted and unrestricted stock and stock units. The Administrator may grant awards of shares, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock is an award of shares subject to restrictions requiring that they be redelivered or forfeited to the company if specified conditions are not satisfied.

•                  Performance awards. The Administrator may grant performance awards, which are awards subject to performance criteria. Performance awards can be share-based or cash-based.

•                  Other share-based awards. The Administrator may grant other awards that are convertible into or otherwise based on our common stock, subject to such terms and conditions as it determines.

•                  Other cash-based awards. The Administrator may grant awards denominated in cash rather than shares of our common stock.

•                  Substitute awards. The Administrator may grant substitute awards in connection with certain corporate transactions, which may have terms and conditions that are inconsistent with the terms and conditions of the Amended 2012 Plan.

Vesting; Terms of Awards

The Administrator determines the terms of all awards granted under the Amended 2012 Plan, including the time or times an award vests or becomes exercisable, the terms on which an award remains exercisable, and the effect of termination of a participant’s employment or service on an award. The Administrator may at any time accelerate the vesting or exercisability of an award.

Transferability of Awards

Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.

Effect of Certain Transactions

Upon a merger or other reorganization event set forth in the Amended 2012 Plan, the Administrator may, in its sole discretion, take any one or more of the following actions as to some or all outstanding awards other than restricted stock: (1) provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation (or an affiliate thereof); (2) upon written notice to a participant, provide that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant; (3) provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event; (4) in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (i) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (ii) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award; or (5) provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds. The Administrator is not required to take the same action with respect to all awards and may take different actions with respect to portions of the same award. In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding restricted stock awards will continue for the benefit of the successor company and will, unless the Administrator may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, the Administrator may, in its sole discretion, provide that any award under the Amended 2012 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

Amendments and Termination

No award may be granted under the Amended 2012 Plan on or after January 10, 2022. Our Board of Directors may amend, suspend or terminate the Amended 2012 Plan at any time, except that stockholder approval may be required in accordance with applicable law or stock market requirements.

Federal Income Tax Consequences

The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the Amended 2012 Plan under current federal tax laws and certain other tax considerations associated with awards under the Amended 2012 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A Section 83(b) election must be made not later than 30 days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective Section 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. Fair market value for this purpose is determined without regard to the forfeiture restrictions. If a participant makes an effective Section 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the Amended 2012 Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective Section 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount realized (if any) in connection with the forfeiture.

Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized on the disposition is treated as a capital gain, for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss, for which the Company is not entitled to a deduction.

Non-Statutory Stock Options. In general, a participant has no taxable income upon the grant of a non-statutory stock option but realizes income in connection with the exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An incentive stock option that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as a non-statutory stock option. Incentive stock options are also treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock Units. The grant of a restricted stock unit does not itself result in taxable income. Instead, the participant is taxed upon delivery of the underlying shares (and a corresponding deduction is generally available to the Company). If the shares delivered are restricted for tax purposes, the participant will be subject to the rules described above for restricted stock.

Section 162(m). Section 162(m) generally disallows a deduction to a publicly held corporation and its affiliates for certain compensation paid to a “covered employee” in a taxable year in excess of $1,000,000, unless, for tax years beginning prior to January 1, 2018, the compensation satisfies the requirements of the “performance-based compensation” exception under Section 162(m). Outstanding stock options, SARs and certain performance awards granted under the 2012 Plan on or prior to November 2, 2017 (and thus eligible for grandfathering) were generally intended to satisfy the requirements of this exception. However, the Administrator had discretionary authority to grant awards under the 2012 Plan not intended to satisfy the requirements of this exception.

Certain Change in Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payment of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change in control in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

New Plan Benefits

Awards under the Amended 2012 Plan are subject to the discretion of our Board of Directors and its delegates and, therefore, are not determinable at this time. Our Board of Directors and its delegates have full discretion to determine the shares subject to awards to be granted to participants under the Amended 2012 Plan, subject to the limits described above under Summary of the Amended 2012 Plan - Individual Limits.

The table below reflects all awards that have been granted under the 2012 Plan. On March 16, 2020, the closing price of a share of our common stock as reflected on Nasdaq was $1.63.

Name and Position	Number of Units
Brian M. Stuglik Chief Executive Officer	1,212,397
Robert Forrester Former Chief Executive Officer	2,981,345
Daniel Paterson President and Chief Operating Officer	1,889,072
Robert Gagnon Chief Business and Financial Officer	700,000
Executive Officer Group	8,876,847	(1)
Non-Executive Director Group	1,287,842	(2)
Non-Executive Officer Employee Group	12,217,970

(1) Includes 2,094,033 shares underlying awards granted to former executive officers during their tenure with the Company.

(2) Includes 456,265 shares underlying awards granted to former non-employee directors during their tenure with the Company.

Required Vote

Approval of the Amended 2012 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on this matter and accordingly will have no effect on the approval of this Proposal No. 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR”

THE ADOPTION OF THE AMENDED 2012 PLAN, INCLUDING AN AMENDMENT TO INCREASE THE NUMBER OF SHARES UNDER THE AMENDED 2012 PLAN BY 13,000,000 SHARES
(PROPOSAL NO. 3 ON YOUR PROXY CARD)

PROPOSAL NO. 4—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

Ernst & Young LLP has served as our independent registered public accounting firm since 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and they will be available to respond to appropriate questions.

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Ernst & Young LLP, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed and accrued for the fiscal years ended December 31, 2019 and 2018 for each of the following categories of services are as follows:

Fee Category	2019 ($)	2018 ($)
Audit Fees	1,065,341	1,296,806
Audit-Related Fees	—	—
Tax Fees	67,000	101,742
All Other Fees	—	—
Total Fees	1,132,341	1,398,548

Audit Fees. Consist of fees billed and accrued for professional services rendered for the audit of our annual financial statements, the review of interim financial statements and services provided in connection with our registration statements.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees. Consist of fees billed for tax compliance, tax advice and tax planning and includes fees for tax return preparation.

All Other Fees. Consist of fees billed for products and services, other than those described above under Audit Fees, Audit-Related Fees and Tax Fees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 4 ON YOUR PROXY CARD

PROPOSAL NO. 5—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The compensation-related disclosure elsewhere in this proxy statement describes the structure and amounts of the compensation of our named executive officers for fiscal year 2019. The Compensation Committee and our Board of Directors believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.

As required by Section 14A of the Exchange Act, our Board of Directors is asking our stockholders to cast a non-binding advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

Our Board of Directors is asking that our stockholders support this proposal, commonly referred to as the “say-on-pay” vote. Although this advisory vote is non-binding, we value the views of our stockholders and our Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(PROPOSAL NO. 5 ON YOUR PROXY CARD)

NAMED EXECUTIVE OFFICER COMPENSATION

This section provides an overview of the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for our fiscal year ended December 31, 2019. Our named executive officers are:

•                  Brian Stuglik, our Chief Executive Officer

•                  Robert Forrester, our former President and Chief Executive Officer;

•                  Daniel Paterson, our President and Chief Operating Officer, and

•                  Robert Gagnon, our Chief Business and Financial Officer.

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal year indicated by our named executive officers for fiscal years 2019 and 2018.

Name and Principal Position	Year	Salary($)		Bonus($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Brian M. Stuglik (5)	2019	253,846	(6)	—		386,100	943,643	200,000	133,605	1,917,194
Chief Executive Officer
Robert Forrester (7)	2019	309,808		—		—	1,243,957	—	305,829	1,859,594
Former Chief Executive Officer	2018	554,231		—		—	498,398	545,000	14,980	1,612,609
Daniel Paterson (8)	2019	445,269		—		—	1,056,352	230,000	4,551	1,736,172
President and Chief Operating Officer
Robert Gagnon	2019	396,365		—		181,000	829,650	176,000	14,280	1,597,295
Chief Business and Financial Officer	2018	115,462		40,000	(9)	471,500	2,346,310	63,330	6,674	3,043,276

(1)                                 The amount shown in this column represents the dollar amount of the aggregate grant date fair value of a time-based restricted stock unit award determined in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the value of stock awards, see Note 11 to our financial statements and the discussion under Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation,” of our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)                                 The amounts reflect the aggregate grant date fair value of option awards granted during the year computed in accordance with the provisions of FASB ASC Topic 718. For information regarding assumptions underlying the value of stock awards, see Note 11 to our financial statements and the discussion under Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation,” of our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)                                 The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years ended December 31, 2019 and 2018. Amounts earned for 2019 were paid in 2020, and amounts earned in 2018 were paid in 2019.

(4)                                 The amounts shown generally represent the sum of 401(k) contributions, Health Savings Account contributions, and the dollar value of life insurance premiums paid by the Company for each named executive officer. The amount for Mr. Stuglik for 2019 includes consulting fees paid to Mr. Stuglik prior to his appointment as our Chief Executive Officer ($111,227) paid pursuant to the perquisite allowance provided in Mr. Stuglik’s employment agreement with us and a housing stipend ($12,500). The amount for Mr. Forrester for 2019 includes severance payments made to Mr. Forrester ($288,462) and consulting fees paid to Mr. Forrester for services provided following the termination of his employment ($3,300).

(5)                                 On June 19, 2019, Mr. Forrester resigned from his role as President and Chief Executive Officer of the Company.

(6)                                 Amount includes director fees paid to Mr. Stuglik for service on the Board of Directors through his appointment as our Chief Executive Officer on July 29, 2019 ($30,000) and Mr. Stuglik’s base salary as our Chief Executive Officer from July 29, 2019 through December 31, 2019 ($223,846).

(7)                                 Mr. Forrester terminated his employment with us on June 19, 2019.

(8)                                 Mr. Paterson served as our interim principal executive officer following Mr. Forrester’s departure until Mr. Stuglik was appointed our Chief Executive Officer on July 29, 2019.

(9)                                 This amount reflects a one-time sign-on bonus of $40,000 paid to Mr. Gagnon.

2019 Base Salary and Bonus

The employment agreement with each named executive officer, described below, establishes a base salary for such officer, which is subject to discretionary increase. None of our executive officers is entitled to a guaranteed salary increase. Each of our named executive officers is paid a base salary reflecting his skill set, experience, performance, role and responsibilities. Effective January 1, 2019, Mr. Forrester, Mr. Paterson, and Mr. Gagnon received an increase in their base salary to $600,000, $410,000 and $390,000, respectively. Effective July 1, 2019, Mr. Paterson and Mr. Gagnon received an increase in their base salary to $460,000 and $415,000, respectively. Effective November 4, 2019, Mr. Stuglik, Mr. Paterson, and Mr. Gagnon, accepted a voluntary decrease to their base salary to $540,000, $414,000, and $373,500, respectively, in connection with a restructuring designed to to reduce overall operating expenses.

As described below, each named executive officer has a target annual bonus based on his base salary earned with respect to the applicable year, as set forth in his employment agreement. Each named executive officer’s target annual bonus for 2019, as a percentage of base salary, was: Mr. Stuglik, 65%; Mr. Forrester, 60%; Mr. Paterson, 40%; and Mr. Gagnon, 40%. Annual bonuses for 2019 for our named executive officers were based on the achievement of performance metrics established by our compensation committee.  For 2019, our compensation committee set performance metrics which included: (1) net product revenue targets, (2) clinical development of duvelisib through our PTCL study entitled PRIMO, (3) the global development of duvelisib through foreign partnerships (4) employee retention, (5) clinical development to support label and market expansion, and (6) the achievement of advancing an additional agents.  For 2019, each named executive officer received annual bonuses in the following amounts: Mr. Stuglik, $200,000; Mr. Forrester; $0; Mr. Paterson $230,000; and Mr. Gagnon, $176,000.

Agreements with Named Executive Officers

We have entered into an employment agreement with each of our named executive officers. Each of the employment agreements provides that employment will continue for an indefinite period until either the Company or the employee provides written notice of termination in accordance with the terms of the agreement. The terms “cause”, “good reason” and “change in control” referred to below are defined in each named executive officer’s employment agreement.

Brian M. Stuglik

Pursuant to his employment agreement, Mr. Stuglik was entitled to an initial base salary of $600,000, subject to increase from time to time by the Board of Directors.  Effective November 4, 2019, Mr. Stuglik accepted a voluntary decrease in his base salary to $540,000, as discussed above under “2019 Base Salary and Bonus.” As of January 1, 2020, Mr. Stuglik’s annual base salary is $540,000. Pursuant to his employment agreement, Mr. Stuglik is eligible to receive a bonus of 65% of his annual base salary and a perquisite allowance at a rate of $2,500 per month.  Mr. Stuglik was also entitled to receive certain stock option and restricted stock unit grants pursuant to his employment agreement, the terms of which are described below under “2019 Equity-Based Compensation.” Subject to Mr. Stuglik’s execution of an effective release of claims, Mr. Stuglik would be entitled to the severance payments described below if we terminate his employment without cause or if Mr. Stuglik terminates his employment for good reason.

If Mr. Stuglik’s employment is terminated by us without cause or by Mr. Stuglik for good reason, absent a change in control, as defined in his employment agreement, we would be obligated (1) to pay Mr. Stuglik his base salary for a period of 12 months following the termination of his employment, (2) to accelerate the vesting of the portion of any outstanding stock options, restricted stock, and restricted stock units held by Mr. Stuglik that, by their terms, vest only based on the passage of time and that would have vested during the 12-month period following the termination of his employment, (3) to pay Mr. Stuglik any bonus which has been awarded, but not yet paid on the date of termination, (4) to pay Mr. Stuglik a pro-rata portion of his target annual bonus amount for the year in which the termination occurs, calculated based on the number of days Mr. Stuglik was employed by us in such year and (5) if Mr. Stuglik exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Stuglik a monthly cash amount equal to the full premium cost of that participation for 12 months following such termination of  employment (or, if earlier, until the time when Mr. Stuglik becomes eligible to enroll in the health or dental plan of a new employer).

If Mr. Stuglik’s employment is terminated by us without cause or by Mr. Stuglik for good reason, in each case within 90 days prior to, or within 18 months following, a change in control, we would be obligated (1) to pay Mr. Stuglik a lump sum amount equal to 18 months of his base salary, (2) to accelerate the vesting of all outstanding stock options, restricted stock and restricted stock units held by Mr. Stuglik that, by their terms, vest only based on the passage of time, (3) to pay Mr. Stuglik any bonus which has been awarded, but not yet paid on the date of termination, (4) to pay Mr. Stuglik a pro-rata portion of his target annual bonus amount for the year in which the termination occurs, calculated based on the number of days Mr. Stuglik was employed by us in such year and (5) if Mr. Stuglik exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Stuglik a monthly cash amount equal to the full premium cost of that participation for 18 months following such termination of employment (or, if earlier, until the time when provided that such benefits shall end when Mr. Stuglik becomes eligible to enroll in the health or dental plan of a new employer).

Robert Forrester

Pursuant to his amended and restated employment agreement, as of July 1, 2013, Mr. Forrester was entitled to an initial base salary of $490,000, subject to increase from time to time by the Board of Directors, and which had been subsequently increased. Pursuant to his employment agreement, Mr. Forrester was eligible to receive a bonus of 60% of his annual base salary.

On June 19, 2019, Robert Forrester resigned from his role as President and Chief Executive Officer of the Company.  Mr. Forrester subsequently resigned from his position as a member of the Company’s Board of Directors on June 21, 2019.  On June 25, 2019, the Company and Mr. Forrester entered into a separation agreement in connection with the termination of Mr. Forrester’s employment with the Company, which was effective as of June 21, 2019, his separation date.  Pursuant to his separation agreement, Mr. Forrester will receive the following benefits:  (i) cash payment of his monthly base salary for 13 months, and (ii) payment of his monthly COBRA premiums for 13 months following his separation date or, if earlier, the date that he becomes eligible to enroll in the health plan of a new employer.  In addition, pursuant to the terms of the separation agreement, all outstanding unvested stock options held by Mr. Forrester as of his separation date that vest only based on the passage of time, by their terms, and which would have vested during the twenty-five (25) month period immediately following his separation date were vested in full.  Further, all other outstanding unvested stock options held by Mr. Forrester as of his separation date, the vesting of which are based on individual or Company performance, will remain outstanding and eligible to vest for 25 months following his separation date based on the achievement of the individual or Company performance metrics to which such awards are subject.  Additionally, pursuant to the terms of the Separation Agreement, all outstanding vested stock options held by Mr. Forrester as of his separation date will remain outstanding and exercisable until July 21, 2022.

The Company entered into a consulting agreement with Mr. Forrester on June 25, 2019, pursuant to which Mr. Forrester will continue to serve in an advisory capacity for the Company from time to time as may be mutually agreed between the parties.  Pursuant to the terms of the consulting agreement, Mr. Forrester is entitled to a consulting fee of $600.00 per hour, and the term of his outstanding, vested stock options was extended to the earlier of July 21, 2022 or the original expiration date of the stock option. The term of the consulting agreement ends on July 21, 2022.

Daniel Paterson

Pursuant to his employment agreement, entered into as of March 1, 2012, Mr. Paterson was entitled to an initial base salary of $300,000, subject to increase from time to time by the Board of Directors and which has subsequently been increased. As of January 1, 2020, Mr. Paterson’s annual base salary is $414,000.  Pursuant to his employment agreement, Mr. Paterson is eligible to receive a bonus of 35% of his annual base salary, which has subsequently been increased.  Subject to Mr. Paterson’s execution of an effective release of claims, Mr. Paterson would be entitled to the severance payments described below if we terminate his employment without cause or if Mr. Paterson terminates his employment for good reason.

If Mr. Paterson’s employment is terminated by us without cause or by Mr. Paterson for good reason, absent a change in control, as defined in his employment agreement, we would be obligated (1) to pay Mr. Paterson his base salary for a period of nine months following the termination of his employment, (2) to pay Mr. Paterson any bonus which has been awarded, but not yet paid on the date of termination (3) to accelerate the vesting of the portion of any stock options, restricted stock, and restricted stock units granted prior to the date of his amended and restated employment agreement that, by their terms, vest only based on the passage of time and that would have vested during the nine-month period following the termination of his employment  (4) if Mr. Paterson exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Paterson a monthly cash amount equal to the full premium cost of that participation for nine months following such termination of  employment (or, if earlier, until the time when Mr. Paterson becomes eligible to enroll in the health or dental plan of a new employer).

If Mr. Paterson’s employment is terminated by us without cause or by Mr. Paterson for good reason, in each case within 90 days prior to, or within 18 months following, a change in control, we would be obligated (1) to pay Mr. Paterson  a lump sum amount equal to 12 months of his then-current annual base salary, (2) to accelerate the vesting of all outstanding stock options, restricted stock and restricted stock units that, by their terms, vest only based on the passage of time, (3) to pay Mr. Paterson any bonus which has been awarded, but not yet paid on the date of termination and (4) if Mr. Paterson exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Paterson a monthly cash amount equal to the full premium cost of that participation for 12 months following such termination of employment (or, if earlier, until the time when provided that such benefits shall end when Mr. Paterson becomes eligible to enroll in the health or dental plan of a new employer).

Robert Gagnon

Pursuant to his employment agreement, Mr. Gagnon is entitled to an initial base salary of $380,000, subject to increase from time to time by the Board of Directors, and which has subsequently been increased, and a one-time sign on bonus of $40,000. As of January 1, 2020, Mr. Gagnon’s annual base salary is $373,000.  Pursuant to his employment agreement, Mr. Gagnon is eligible to receive a bonus of 40% of his annual base salary.  Subject to Mr. Gagnon’s execution of an effective release of claims, Mr. Gagnon would be entitled to the severance payments described below if we terminate his employment without cause or if Mr. Gagnon terminates his employment for good reason.

If Mr. Gagnon’s employment is terminated by us without cause or by Mr. Gagnon for good reason, absent a change in control, as defined in his employment agreement, we would be obligated (1) to pay Mr. Gagnon his base salary for a period of nine months following the termination of his employment, (2) to pay Mr. Gagnon any bonus which has been awarded, but not yet paid on the date of termination and (3) if Mr. Gagnon exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Gagnon a monthly cash amount equal to the full premium cost of that participation for nine months following such termination of employment (or, if earlier, until the time when Mr. Gagnon becomes eligible to enroll in the health or dental plan of a new employer).

If Mr. Gagnon’s employment is terminated by us without cause or by Mr. Gagnon for good reason, in each case within 90 days prior to, or within 18 months following, a change in control, we would be obligated (1) to pay Mr. Gagnon a lump sum amount equal to 12 months of his then-current annual base salary, (2) to accelerate the vesting of all outstanding stock options, restricted stock and restricted stock units that, by their terms, vest only based on the passage of time, (3) to pay Mr. Gagnon any bonus which has been awarded, but not yet paid on the date of termination and (4) if Mr. Gagnon exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Gagnon a monthly cash amount equal to the full premium cost of that participation for 12 months following such termination of employment (or, if earlier, until the time when provided that such benefits shall end when Mr. Gagnon becomes eligible to enroll in the health or dental plan of a new employer).

2019 Equity-Based Compensation

Our use of equity awards is intended to align our named executive officers’ interests with the interests of our stockholders by providing an incentive to increase long-term stockholder value. Furthermore, we believe that in the biopharmaceutical industry, equity awards are a primary motivator to retain executives. We determine the size and frequency of awards based on numerous factors, including the executive’s skills and experience, the executive’s responsibilities, internal equity, and competitive market data.  Additionally, we believe that our use of long-term incentive awards is a key mechanism to reward successful performance by our named executive officers, and such awards consistently are comprised of a combination of time-based and performance driven grants.

On June 21, 2019, Mr. Stuglik was granted an option to purchase 92,397 shares of our common stock under the 2012 Plan in respect of his service as a member of the Board of Directors, which vests ratably on a monthly basis over a one-year period, subject to Mr. Stuglik’s continued service. On July 29, 2019, in connection with the commencement of his employment with us as our Chief Executive Officer, and pursuant to the terms of his employment agreement, Mr. Stuglik was granted an option to purchase 700,000 shares of our common stock under the 2012 Plan. The option vests with respect to 500,000 shares as to 33 1/3% of the underlying shares on July 29, 2020 and as to an additional 8.33% of the underlying shares at the end of each successive three-month period following July 29, 2020 until July 29, 2022, generally subject to Mr. Stuglik’s continued employment with us. The remaining 200,000 shares underlying the option vest based on achievement of certain performance targets as follows: 100,000 shares vest upon achievement of $20 million in “net product revenues” of duvelisib and the remaining 100,000 shares vest upon the achievement of $75 million in “net product revenues” of duvelisib. On July 29, 2019, Mr. Stuglik was also granted an award of 270,000 restricted stock units pursuant to the terms of his employment agreement, which vests as to 33 1/3% of the underlying shares on July 29, 2020 and as to an additional 8.33% of the underlying shares at the end of each successive three-month period following July 29, 2020 until July 29, 2022, generally subject to Mr. Stuglik’s continued employment with us. On December 13, 2019, Mr. Stuglik was granted an option to purchase 100,000 shares of common stock under the 2012 Plan, which vests as to 50% of the underlying shares on the first anniversary of the grant date and as to 12.5% of the underlying shares at the end of each successive three-month period following the first anniversary of grant date until second anniversary of the grant date, generally subject to Mr. Stuglik’s continued employment with us.

On January 3, 2019, Mr. Forrester was granted an option to purchase 480,000 shares of our common stock under the 2012 Plan, with 240,000 shares underlying the option vesting as to 25% on January 3, 2020 and, thereafter, as to 6.25% at the end of each successive three-month period after such date until January 3, 2023, generally subject to Mr. Forrester’s continued employment with us. Pursuant to the terms of Mr. Forrester’s separation agreement, all options that would have vested through July 21, 2021, became immediately vested on his separation date of June 21, 2019. As a result, 150,000 of the 240,000 shares underlying this portion of the option vested on June 21, 2019 and the remaining 90,000 shares underlying this portion of the option were forfeited on such date. The option vests with respect to the remaining 240,000 shares as follows: (a) 40% of the shares will vest on the date on which the closing price per share of the common stock is at least $10.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days, (b) 40% of the shares will vest on the date on which the closing price per share of the common stock is at least $15.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days, and (c) 20% of the shares will vest on the date on which the closing price per share of the common stock is at least $20.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days. Pursuant to the terms of his separation agreement, this portion of the option will remain outstanding and eligible to vest for 25 months following Mr. Forrester’s separation date based on the performance metrics to which such option is subject.

On January 3, 2019, Mr. Paterson was granted an option to purchase 150,000 shares of our common stock under the 2012 Plan. The option vests with respect to 75,000 shares as to 25% on January 3, 2020 and, thereafter, as to 6.25% at the end of each successive three-month period after such date until January 3, 2023, generally subject to Mr. Paterson’s continued employment with us. The option vests with respect to the remaining 75,000 shares underlying the option as follows: (a) 40% of the shares will vest on the date on which the closing price per share of the common stock is at least $10.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days, (b) 40% of the shares will vest on the date on which the closing price per share of the common stock is at least $15.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days, and (c) 20% of the shares will vest on the date on which the closing price per share of the common stock is at least $20.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days. On June 21, 2019 Mr. Paterson was granted an option to purchase 250,000 shares of our common stock under the 2012 Plan, which vests as to 50% of the underlying shares on the first anniversary of the grant date and as to 12.5% of the underlying shares at the end of each successive three-month period following the first anniversary of grant date until second anniversary of the grant date, generally subject to Mr. Paterson’s continued employment with us. On December 13, 2019, Mr. Paterson was granted an option to purchase 350,000 shares of our common stock under the 2012 Plan. The option vests with respect to 200,000 shares as to 50% on the first anniversary of the grant date and as to 12.5% at the end of each successive three-month period following the first anniversary of grant date until second anniversary of the grant date, generally subject to Mr. Paterson’s continued employment with us. The option vests with respect to the remaining 150,000 shares as to 25% on the first anniversary of the grant date and as to 6.25% at the end of each successive three-month period following the first anniversary of grant date until the fourth anniversary of the grant date, generally subject to Mr. Paterson’s continued employment with us.

On January 3, 2019, Mr. Gagnon was granted an option to purchase 100,000 shares of our common stock under the 2012 Plan. The option vests with respect to 50,000 shares as to 25% on January 3, 2020 and, thereafter, as to 6.25% at the end of each successive three-month period after such date until January 3, 2023, generally subject to Mr. Gagnon’s continued employment with us. The option vests with respect to the remaining 50,000 shares underlying the option as follows: (a) 40% of the shares will vest on the date on which the closing price per share of the common stock is at least $10.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days, (b) 40% of the shares will vest on the date on which the closing price per share of the common stock is at least $15.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days, and (c) 20% of the shares will vest on the date on which the closing price per share of the common stock is at least $20.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days. On June 21, 2019, Mr. Gagnon was granted an option to purchase 250,000 shares of common stock and a restricted stock unit award of 100,000 shares under the 2012 Plan. The shares underlying the option and the restricted stock units vest as to 50% on the first anniversary of the grant date and as to 12.5% at the end of each successive three-month period following the first anniversary of grant date until second anniversary of the grant date, generally subject to Mr. Gagnon’s continued employment with us.  On December 13, 2019, Mr. Gagnon was granted an option to purchase 250,000 shares of our common stock under the 2012 Plan. The option vests with respect to 125,000 shares as to 50% of the underlying shares on the first anniversary of the grant date and as to 12.5% of the underlying shares at the end of each successive three-month period following the first anniversary of grant date until second anniversary of the grant date, generally subject to Mr. Gagnon’s continued employment with us. The option vests with respect to the remaining 125,000 shares as to 25% on the first anniversary of the grant date and as to 6.25% at the end of each successive three-month period following the first anniversary of grant date until the fourth anniversary of the grant date, generally subject to Mr. Gagnon’s continued employment with us.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by each of our named executive officers that were outstanding as of December 31, 2019.

Option awards							Stock awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($/share)		Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)
Brian M. Stuglik	50,000	—	—	$4.92	(1)	9/5/2027	—		—
	46,201	46,196	—	$1.81	(2)	6/21/2029	—		—
	—	500,000	—	$1.43	(3)	7/29/2029	—		—
	—	—	200,000	$1.43	(4)	7/29/2029	—		—
	—	—	—	—		—	270,000	(5)	361,800	(6)
	—	100,000	—	$1.34	(7)	12/13/2029	—		—
Robert Forrester	250,000	—	—	$9.85	(8)	7/21/2022	—		—
	50,000	—	—	$14.18	(9)	7/21/2022	—		—
	250,000	—	—	$13.59	(10)	7/21/2022	—		—
	250,000	—	—	$13.59	(11)	7/21/2022	—		—
	270,488	—	—	$9.19	(12)	7/21/2022	—		—
	268,000	—	—	$2.13	(13)	7/21/2022	—		—
	132,000	—	—	$1.86	(14)	7/21/2022	—		—
	100,000	—	—	$1.37	(15)	7/21/2022	—		—
	360,000	—	—	$1.20	(16)	7/21/2022	—		—
	131,250	—	—	$2.97	(17)	7/21/2022	—		—
	90,000	—	60,000	$2.97	(18)	7/21/2022	—		—

	150,000	—	—	$3.51	(19)	7/21/2022	—		—
	—	—	240,000	$3.51	(20)	7/21/2022	—		—
Daniel Paterson	80,000	—	—	$9.85	((8)	1/15/2023	—		—
	100,000	—	—	$13.59	(10)	1/7/2024	—		—
	100,000	—	—	$13.59	(11)	1/7/2024	—		—
	144,786	—	—	$9.19	(12)	1/8/2025	—		—
	134,000	—	—	$2.13	(13)	11/8/2025	—		—
	66,000	—	—	$1.86	(14)	12/31/2025	—		—
	100,000	—	—	$1.37	(15)	6/13/2026	—		—
	103,125	46,875	—	$1.20	(21)	1/8/2027	—		—
	45,000	—	30,000	$2.97	(18)	1/5/2028	—		—
	32,815	42,185	—	$2.97	(22)	1/5/2028	—		—
	—	75,000	—	$3.51	(23)	1/3/2029	—		—
	—	—	75,000	$3.51	(20)	1/3/2029	—		—
	—	250,000	—	$1.81	(24)	6/21/2029	—		—
	—	200,000	—	$1.34	(7)	12/13/2029	—		—
	—	150,000	—	$1.34	(25)	12/13/2029	—		—
Robert Gagnon	109,375	240,625	100,000	$9.43	(26)	8/28/2028	—		—
	—	50,000	—	$3.51	(23)	1/3/2029	—		—
	—	—	50,000	$3.51	(20)	1/3/2029	—		—
	—	250,000	—	$1.81	(24)	6/21/2029	—		—
	—	125,000	—	$1.34	(7)	12/13/2029	—		—
	—	125,000	—	$1.34	(24)	12/13/2029	—		—
	—	—	—	—		—	100,000	(27)	$134,000	(6)

(1)           This option was granted on September 5, 2017. The option vested evenly on a monthly basis over a one-year period.

(2)                                 This option was granted on June 21, 2019. The option vests evenly on a monthly basis over a one-year period.

(3)                                 This option was granted on July 29, 2019. This option vests as to 33 1/3% of the shares on July 29, 2020 and as to an additional 8.33% of the shares underlying the option at the end of each successive three-month period following July 29, 2020 until July 29, 2022.

(4)                                 This option was granted on July 29, 2019. This option vests based upon certain net sales targets, as follows: 100,000 of the underlying shares will vest upon achievement of $20 million in “net product revenues” of duvelisib and the remaining 100,000 underlying shares will vest upon the achievement of $75 million in “net product revenues” of duvelisib.

(5)                                 This restricted stock unit award was granted on July 29, 2019. The restricted stock unit vests as to 33 1/3% of the shares on July 29, 2020 and as to an additional 8.33% of the shares at the end of each successive three-month period following July 29, 2020 until July 29, 2022.

(6)                                 This amount was calculated by multiplying the number of restricted stock units subject to the award by the closing price of our common stock on December 31, 2019 ($1.34).

(7)                                 This option was granted on December 13, 2019. The option vests as to 50% of the shares underlying the option on the first anniversary of the grant date and as to 12.5% of the shares underlying the option at the end of each successive three-month period following the first anniversary of grant date until second anniversary of the grant date.

(8)                                 This option was granted on January 15, 2013. The option vested as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date.

(9)                                 This option was granted on September 17, 2013. The option vested as to 6.25% of the shares underlying the option on October 1, 2013 and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period until July 1, 2017.

(10)                          This option was granted on January 7, 2014. The option vested as to 25% of the shares underlying the option on July 1, 2014 and, thereafter, as to 6.25% of the shares underlying the option on the last day of each calendar quarter after such date, through June 30, 2017.

(11)                          This option was granted on January 7, 2014. The option vested as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option on the last day of each calendar quarter after such date, through December 31, 2017.

(12)                          This option was granted on January 8, 2015. The option vested as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date.

(13)                          This option was granted on November 9, 2015. The option vested as to 50% of the shares underlying the option on the first anniversary of the grant date and as to the remaining 50% of the shares underlying the option on the second anniversary of the grant date.

(14)                          This option was granted on January 1, 2016. The option vested as to 50% of the shares underlying the option on November 9, 2016 and as to the remaining 50% of the shares underlying the option on November 9, 2017.

(15)                          This option was granted on June 14, 2016. The option vested as to 50% of the shares underlying the option upon satisfaction of a certain performance milestone by June 2017, and as to the remaining 50% of the shares underlying the option upon satisfaction of a certain performance milestone in September 2017.

(16)                          This option was granted on January 9, 2017. The option originally vested as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date. Pursuant to Mr. Forrester’s separation agreement, all options that would have vested through July 21, 2021 became immediately vested on his separation date of June 21, 2019.

(17)                          This option was granted on January 5, 2018. The option originally vested as to 25% of the shares underlying the option on January 1, 2019 and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period after such date until January 1, 2022. Pursuant to Mr. Forrester’s separation agreement, all options that would have vested through July 21, 2021 became immediately vested on his separation date of June 21, 2019.

(18)                          This option was granted on January 5, 2018. The option vests based on the achievement of certain performance milestones by June 30, 2018, by March 31, 2019, and within the first 24 months after the achievement of certain net sales targets.

(19)                          This option was granted on January 3, 2019. The option originally vests 25% of the shares underlying the option on January 1, 2020 and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period after such date until January 1, 2022. Pursuant to Mr. Forrester’s separation agreement, all options that would have vested through July 21, 2021 became immediately vested on his separation date of June 21, 2019.

(20)                          This option was granted on January 3, 2019. The option vests as to: (a) 40% of the shares upon the date on which the closing price per share of the common stock is at least $10.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days, (b) 40% of the shares shall vest upon the date on which the closing price per share of the common stock is at least $15.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days, and (c) 20% of the shares shall vest upon the date on which the closing price per share of the common stock is at least $20.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days.

(21)                          This option was granted on January 9, 2017. The option vested as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date.

(22)                          This option was granted on January 5, 2018. The option vested as to 25% of the shares underlying the option on January 1, 2019 and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period after such date until January 1, 2022.

(23)                          This option was granted on January 3, 2019. The option vests 25% of the shares underlying the option on January 1, 2020 and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period after such date until January 1, 2022.

(24)                          This option was granted on June 21, 2019. The option vests as to 50% of the shares underlying the option on the first anniversary of the grant date and as to the remaining vest 12.5% of the shares underlying the option on each successive three month period following the first anniversary of grant date until second anniversary of the grant date.

(25)                          This option was granted on December 13, 2019. The option vests 25% of the shares underlying the option on December 13, 2020 and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period after such date until December 13, 2023.

(26)                          This option was granted on August 28, 2018. The option vests with respect to 250,000 shares as to 25% on the first anniversary of the grant date and, thereafter, as to 6.25% at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date. The option vests with respect to the remaining 100,000 shares as to 100% upon achievement of certain net sales targets within the first 24 months following the first commercial sale of COPIKTRA.

(27)                          This restricted stock unit award was granted on June 21, 2019. The restricted stock unit vests to 50% of the underlying shares on the first anniversary of the grant date and 12.5% of the underlying shares at the end of each successive three-month period following the first anniversary of grant date until second anniversary of the grant date.

Employee Benefit Plans

We currently provide broad-based health and welfare benefits that are available to all of our employees, including our named executive officers, including medical, dental, vision, life and disability insurance. We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Code. Employee contributions may be made on a pre-tax basis or after-tax (Roth) basis. The 401(k) plan provides for employer matching contributions equal to (1) 100% of employee deferral contributions up to a deferral rate of 3% of eligible compensation plus (2) 50% of employee deferral contributions up to a deferral rate of an additional 2% of eligible compensation. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.

Payments on Termination of Employment or Change in Control

Each of our named executive officers is a party to an employment agreement with us that provides for certain payments and benefits in connection with a qualifying termination of his employment, including in the context of a change in control, as described in “Agreements with Named Executive Officers” above.

Competitive Market Data

Market practices are one of the considerations taken into account when determining the compensation of our executive officers. Our Compensation Committee used peer group compensation data as a reference point in setting pay levels for executives for fiscal 2019. These peers were chosen primarily based on selection criteria, as defined by our compensation committee.  That criteria included companies (1) in the biopharmaceutical space, (2) that are either commercializing products or are in a late-stage clinical status, (3) which have achieved a market capitalization between approximately $200,000,000 and $2,000,000,000, and (4) which maintain an employee workforce between approximately 50 and 200 employees as of the last fiscal year end.  During the peer selection process, preference was given to Massachusetts-based companies and to companies pursuing oncology indications.

No “Gross-Ups”

We do not now, and expect not to in the future, provide tax “gross-ups” for compensation, perquisites or other benefits provided to our executive officers.

Prohibition on Hedging and/or Pledging our Common Stock

We prohibit our executives and directors from engaging in short sales of Company securities; purchasing or selling puts, calls or other derivative securities based on our securities; and entering into hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 15, 2020 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group.

Shares of common stock subject to options, restricted stock units or other rights to purchase which are now exercisable or are exercisable within 60 days after March 15, 2020 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of March 15, 2020, there were 158,604,929 shares of common stock outstanding.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% stockholders:
Entities associated with RA Capital Management (1) 200 Berkeley Street, 18th Floor Boston, MA 02116	18,604,651	11.7%
Ridgeback Capital Investments L.P. (2) 500 South Pointe Drive, Suite 220 Miami Beach, Florida 33139	10,068,243	6.3%
Highbridge Capital Investments, L.P (3) 277 Park Avenue, 23rd Floor New York, NY 10072	10,223,594	6.1%
Entities associated with Vivo Capital (4) 192 Lytton Avenue Palo Alto, CA 94301	8,139,535	5.1%

Directors and Executive Officers
Robert Forrester (5)	2,532,972	1.6%
Daniel Paterson (6)	1,016,272	*
Robert Gagnon (7)	175,990	*
Brian M. Stuglik, R. Ph. (8)	112,601	*
Timothy Barberich (9)	332,265	*
Michael Kauffman, M.D., Ph.D. (10)	182,644	*
Alison Lawton (11)	181,144	*
Bruce Wendel (12)	116,668	*
Eric Rowinsky, M.D. (13)	92,559	*
Gina Consylman (14)	53,425	*
All executive officers and directors as a group (12 persons) (15)	4,796,540	2.9%

*Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)         Information based on a Schedule 13G filed on March 5, 2020 with the SEC by R.A. Capital Management, L.P. (the “Adviser”). As of March 3, 2020 consists of (i) 15,917,532 shares of common stock owned by RA Capital Healthcare Fund, LP (the “Fund”) and (ii) 2,687,119 shares of common stock owned by Blackwell Partners LLC — Series A (the “Account”).  The Adviser is the investment manager for the Fund and the Account. The general partner of the Adviser is RA Capital Management GP, LLC (the “Adviser GP”), of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the managing members. The Adviser, the Adviser GP, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of securities held by the Fund and the Account, except to the extent of their pecuniary interest therein.

(2)         Information is based on a Schedule 13G/A filed on March 6, 2020 with the SEC by (i) Ridgeback Capital Investments L.P., Cayman exempted limited partnership (“RCILP”), with respect to Shares beneficially owned by it; (ii) Ridgeback Capital Investments Ltd., a Cayman limited company (“RCI”), with respect to Shares beneficially owned by it; and (iii) Ridgeback Capital Management LLC, a Delaware limited partnership (“RCM”), with respect to Shares beneficially owned by it. The foregoing persons are hereinafter referred to collectively as the “Reporting Persons. On March 6, 2020, the Reporting Persons converted 5% Convertible Senior Second Lien Notes due 2048 of the Company into 5,515,151 shares. As of March 6, 2020, the Reporting Persons beneficially owned shares of the Company’s common stock in the following amounts: (i) Ridgeback Capital Investments L.P. Amount beneficially owned:  10,068,243, (ii) Ridgeback Capital Investments Ltd. Amount beneficially owned:  10,068,243, and (iii) Ridgeback Capital Management LLC. Amount beneficially owned:  10,068,243.

RCM and RCI do not own any Shares directly. RCI is the general partner of RCILP. Pursuant to an investment management agreement, RCM maintains investment and voting power with respect to the securities held or controlled by RCI. Wayne Holman, an individual, controls RCM. By reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, RCM and RCI may be deemed to own beneficially all of the Shares (constituting approximately 8.3% of the shares outstanding). Each of RCM and RCI disclaim beneficial ownership of any of the securities.

(3)         Information is based on a Schedule 13G/A filed on February 13, 2020 with the SEC by (i) Highbridge Capital Management, LLC, and (ii) Highbridge Tactical Credit Master Fund, L.P. (formerly known as 1992 Tactical Credit Master Fund, L.P.). As of December 31, 2019, (i) Highbridge Capital Management, LLC, as the trading manager of Highbridge Tactical Credit Master Fund, L.P., may be deemed to be the beneficial owner of the 10,223,593 shares of common stock (including 10,199,393 shares of common stock issuable upon conversion of 5% Convertible Senior Second Lien Notes due 2048) held by Highbridge Tactical Credit Master Fund, L.P. and (ii) Highbridge Tactical Credit Master Fund, L.P. may be deemed to be the beneficial owner of the 10,223,593 shares of common stock (including 10,199,393 shares of common stock issuable upon conversion of convertible notes) held by it.

(4)         Information is based on a Schedule 13G filed on March 11, 2020 with the SEC by Vivo Opportunity, LLC. As of March 3, 2020, consists of (i) 6,654,632 shares of common stock held by Vivo Opportunity Fund, L.P. and (ii) 1,484,903 shares of common stock held by Vivo Capital Fund IX, L.P. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund, L.P. The voting members of Vivo Opportunity, LLC are Albert Cha, Gaurav Aggarwal, Shan Fu, Frank Kung and Michael Chang, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Vivo Capital IX, LLC is the general partner of Vivo Capital Fund IX, L.P. The voting members of Vivo Capital IX, LLC are Frank Kung, Edgar Engleman, Albert Cha, Shan Fu and Chen Yu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares.Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the Shares beneficially owned by BVF, BVF2, Trading Fund OS, and held in the Partners Managed Account.

(5)         Consists of 9,000 shares of common stock held by the Claudia Forrester 2001 Trust, 9,000 shares of common stock held by the Iona Forrester 2001 Trust and 213,234 shares of common stock held by Mr. Forrester and 2,301,738 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2020. On June 19, 2019, Mr. Forrester resigned from his role as President and Chief Executive Officer of the Company.

(6)         Consists of 54,446 shares of common stock held by The Paterson 1996 Living Trust and 23,386 shares of common stock held by Mr. Paterson and 938,540 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2020.

(7)         Consists of 32,240 shares of common stock held by Mr. Gagnon and 143,750 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2020.

(8)         Consists of 1,000 shares of common stock held by Mr. Stuglik and 111,601 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2020.

(9)         Consists of 168,000 shares of common stock held by Mr. Barberich and 164,265 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2020.

(10)  Consists of 4,000 shares of common stock held by Mr. Kauffman and 178,644 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2020.

(11)  Consists of 2,500 shares of common stock held by Ms. Lawton and 178,644 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2020.

(12)  Consists of 116,668 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2020.

(13)  Consists of 92,559 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2020.

(14)  Consists of 53,425 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2020.

(15)  Includes 4,279,834 shares of common stock issuable upon exercise of stock options within 60 days of March 15, 2020.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

Transactions with related persons

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•                  the related person’s interest in the related person transaction;

•                  the approximate dollar value of the amount involved in the related person transaction;

•                  the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•                  whether the transaction was undertaken in the ordinary course of our business;

•                  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•                  the purpose of, and the potential benefits to us of, the transaction; and

•                  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•                  interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•                  a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

GENERAL MATTERS

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the “About Us—Corporate Governance” section of our website, which is located at www.verastem.com. In addition, we intend to post on our website all disclosures that are required by law, the rules of the SEC or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics.

A copy of the Corporate Governance Guidelines may also be accessed free of charge by visiting the website at www.verastem.com and going to the “About Us—Corporate  Governance” section or by requesting a copy from the Secretary of the Company at our Needham, Massachusetts office.

Availability of Certain Documents

A copy of our 2019 Annual Report on Form 10-K has been posted on the internet along with this proxy statement. We will mail without charge, upon written request, a copy of our 2019 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Corporate Secretary at:

Verastem, Inc.

117 Kendrick Street, Suite 500

Needham, MA 02494

Attention: Secretary

Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the proxy statement was delivered. You may make a written or oral request by sending a written notification to our Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of the proxy statement. Multiple stockholders sharing an address who have received one copy of the proxy statement and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the proxy statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on December 9, 2020.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Verastem, Inc., 117 Kendrick Street, Suite 500, Needham, MA 02494. To be timely for the 2021 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 20 days before or 60 days after such anniversary date, we must receive the notice not more than 120 days before such meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting and the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. Assuming the date of our 2021 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2021 annual meeting must notify us no earlier than January 19, 2021 and no later than February 18, 2021. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2021 annual meeting.

Communications with the Board of Directors

A stockholder may send general communications to our Board, any committee of our Board or any individual director by directing such communication to the Secretary, Verastem, Inc., 117 Kendrick Street, Suite 500, Needham, Massachusetts 02494. All communications will be shared with the Lead Director, who will provide copies or summaries of such communications to the other directors as he considers appropriate.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

/s/ Brian M. Stuglik
Brian M. Stuglik

Chief Executive Officer

, 2020

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
VERASTEM, INC.

Verastem, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is Verastem, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 4, 2010. The Certificate of Incorporation was amended and restated on November 1, 2011, was amended on November 15, 2011 and January 10, 2012, was amended and restated on February 1, 2012, and was amended on December 19, 2018.

SECOND: The Certificate of Incorporation, as amended and restated, is hereby further amended by deleting the first sentence of Article FOURTH and replacing it as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 305,000,000 shares, consisting of (i) 300,000,000 shares of Common Stock, $.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”).”

THIRD: That, pursuant to resolution of the Corporation’s board of directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of this Certificate of Amendment.

FOURTH: This Certificate of Amendment was duly adopted by the directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the authorized officer below as of the date hereof.

By:
Name: Brian M. Stuglik
Title: Chief Executive Officer

A-1

APPENDIX B

VERASTEM, INC.

AMENDED AND RESTATED

2012 INCENTIVE PLAN

1. Purpose

The purpose of this 2012 Incentive Plan (the “Plan”) of Verastem, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8).

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to 29,628,425 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”).

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a tandem SAR shall not again become available for grant upon the expiration or termination of such tandem SAR; and

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards.

(b) Per-Participant Limit. Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,142,857 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Verastem, Inc., any of Verastem, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 9, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 9, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

7. Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8. Other Stock-Based and Cash-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

9. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9 (b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the

Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option or Awards subject to Section 409A of the Code, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except with respect to Awards subject to Section 409A of the Code, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the maximum withholding amount consistent with the award being subject to equity accounting treatment under the applicable accounting rules. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”). Subject to Section 10(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $5,000,000 per calendar year per individual.

(2) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) of the Code as in effect prior to December 22, 2017, including any regulations thereunder (such Performance Awards, “Performance-Based Compensation” and such Code section, “Section 162(m)”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section

162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: scientific progress, product development progress, business development progress, including in-licensing, net income/(loss), earnings/(loss) before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit/(loss) before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, financings (issuance of debt or equity), refinancings, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan, as amended and restated, shall become effective on the date the Plan is adopted by the Board. No Awards shall be granted under the Plan after the expiration of 10 years from the date the Plan was initially approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

VERASTEM, INC. 117 KENDRICK STREET, SUITE 500 NEEDHAM, MA 02494

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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1.	Election of Directors
Nominees:
	01 Timothy Barberich	02 Brian Stuglik

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain
2

To approve an amendment to the Company’s restated certificate of incorporation, as amended, to provide for an increase in the total number of shares of common stock that the Company is authorized to issue from 200,000,000 shares to 300,000,000 shares.

						☐	☐	☐

3			To approve the Company’s Amended and Restated 2012 Incentive Plan to increase the number of shares under the plan by 13,000,000 shares.	☐	☐	☐
4.			To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐
5.			To approve an advisory vote on the compensation of our named executive officers.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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VERASTEM, INC. Annual Meeting of Stockholders May 19, 2020 9:00 AM Eastern Time This proxy is solicited by the Board of Directors

Proxy Solicited by Board of Directors for Annual Meeting-Tuesday, May 19, 2020 at 9:00 a.m. Eastern Time

Brian Stuglik and Robert Gagnon, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers, which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Verastem, Inc. to be held on Tuesday, May 19, 2020 at 9:00 a.m. Eastern Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposal 2 “Approval of Amendment for the Restated Certificate of Incorporation, as amended,” FOR Proposal 3 “Adoption of Amended and Restated 2012 Incentive Plan,” FOR Proposal 4 “Ratify the Selection of Independent Registered Public Accounting Firm,” and FOR Proposal 5 “Approve an Advisory Vote on the Compensation of our Named Executive Officers.”

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side

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